UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 19, 2005

ALDILA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21872	13-3645590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13450 Stowe Dr., Poway, California		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(858) 513-1801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING INFORMATION Certain statements made in this Form 8-K, including any statements as to future results of operations and financial projections, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management's expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company's filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q. and 8-K

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2005, the Compensation Committee of the Board of Directors of Aldila, Inc, (“the Company”) approved accelerating the vesting of approximately 150,000 options granted to employees in 2004 and 2005, including employee options held by executive officers named in the Company’s proxy statement dated April 18, 2005.

The options to purchase the Company’s common stock were granted under the 1994 Stock Option Plan.  The options granted during 2005 have an exercise price that is greater than the market price as of December 19, 2005, when the accelerated vesting was approved.  Options granted during 2004 have a weighted average exercise price of $10.93 which is less than the market price as of the date of the acceleration (i.e., the 2004 options are in-the-money).  Under the original vesting schedule, the 2005 and 2004 options would have vested 1/3 on the first anniversary of the grant date, 1/3 on the second anniversary of the grant date, and 1/3 on the third anniversary of the grant date. Following this acceleration, all of such employee options are immediately and fully vested.

By accelerating the option vesting, the Company significantly reduces the impact related to its adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004) “Share Based Payment” (“SFAS No. 123R”), which the Company is required to do effective January 1, 2006.  SFAS No. 123R requires all companies to expense share-based payments, including stock options, at fair value.  Accordingly, the Company will begin expensing options in the first quarter of fiscal year 2006.  This change is not retroactive and will not change the financial statements for prior periods.  The charge to earnings in the period commending January 1, 2006 resulting from SFAS No. 123R includes the impact of unvested stock options granted in prior years, since the option expense is recognized over the vesting period of the options.  Without this acceleration, even if the Company never granted another option, it would recognize non-cash stock option expense until all past option grants were fully vested.  The Company estimates this accelerated vesting will save the Company non-cash expense of approximately $450,000 for 2006, $382,000 for 2007 and $168,000 for 2008.  The

Company will record a charge of approximately $19,000 in the fourth quarter of 2005 related to the option vesting acceleration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2005	Aldila, Inc.

/s/ Robert J. Cierzan
Robert J. Cierzan
Chief Financial Officer, Vice President,
Secretary and Treasurer